UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

[Exact Name of Registrant as Specified in Its Charter)

Webzen Inc.

(Translation of Registrant’s Name Into English)

Republic of Korea	Not Applicable
(State or Incorporation or Organization)	(I.R.S. Employer Identification Number)

Daelim Acrotel Building, 6th Floor, 467-6 Dogok-dong, Kangnam-ku, Seoul, Korea 135-971	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:    Registration No. 333-110321

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Share, par value (Won)500 per share

(Title of Class)

American Depositary Shares, as evidenced by American Depositary Receipts,

each representing one-tenth of a common share, par value (Won)500 per share

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of capital stock” and “Description of American Depositary Shares” contained in the registrant’s registration statement on Form F-1, file number 333-110321 as filed with the Securities and Exchange Commission on November 7, 2003, as amended (the (“Form F-1”), which information is hereby incorporated by reference.

Item 2: Exhibits.

The following exhibits to this registration statement have been filed as exhibits to the Form F-1 and are hereby incorporated by reference into this registration statement.

Exhibit Number	Description

1.	Articles of Incorporation of Webzen Inc. (English translation), incorporated by reference to Exhibit 3.1 to the Form F-1.

2.	Form of Deposit Agreement among Webzen Inc., JPMorgan Chase Bank, as depositary and holders of American Depositary Receipts (including form of American Depositary Receipt), incorporated by reference to Exhibit 4.2 to the Form F-1.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Webzen Inc.

By:	/s/ Nam-Ju Kim

Name: Nam-Ju Kim
Title: President and Chief Executive Officer

Date: November 18, 2003

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